SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 6, 2008
Commercial Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Resignation of Director
     Edwin G. Emerson, a Class I director of Commercial Bancshares, Inc. (the “Company”), tendered his resignation from the board of directors of the Company, effective as of October 6, 2008. Mr. Emerson reached the board’s mandatory retirement age of 70 on September 1, 2008.
     Mr. Emerson’s resignation also includes his resignation as a Director of The Commercial Savings Bank (the “Bank”), a wholly-owned subsidiary of the Company. He served as Chairman of the Bank’s Technology Committee, and also served as a member of the Company’s Corporate Governance / Nominating Committee and the Bank’s ALCO Committee.
     Mr. Emerson served on the Board of Directors of the Bank since 1985 and on the Board of the Company since its inception in 1995. There were no disagreements between the Company and Mr. Emerson that led to his resignation.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc. (Registrant)
Date October 7, 2008	/s/ David J. Browne
David J. Browne
Corporate Secretary